Exhibit 10.1

CONFIDENTIAL MATERIAL HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND ESCHANGE COMMISION. BOXES AND ASTERIXES DENOTE SUCH OMISSION

FOURTH AMENDMENT TO LEASE
THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is dated as of August 19, 2011 (the “Effective Date”), by and between Tarantula Ventures LLC, a Delaware limited liability company (“Landlord”), and Rackspace US, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

R-1.    By that certain Lease dated July 31, 2009, by and between Landlord and Tenant (the “Initial Lease”), as amended by: that certain First Amendment to Lease dated as of May 4, 2010 (the “First Amendment”); that certain Second Amendment to Lease dated as of February 24, 2011 (the “Second Amendment”); and that certain Third Amendment to Lease dated as of March 31, 2011 (the “Third Amendment”) (the Initial Lease, as so amended, the “Original Lease”), Tenant leases seven (7) computer rooms referred to as Pods 5, 6, 7, 8, 11, 12 and 13 in CH1 Phase I and two (2) computer rooms referred to as Pods 25 and 27 in CH1 Phase II (the “Existing Pods”), as well as the Office Space, the Storage Space, the Phase I Additional Storage Space, the Phase II Storage Space and the Temporary Office Building Storage Space (all such area being hereinafter referred to as the “Premises”).

R-2.    Landlord and Tenant desire to add three (3) computer rooms and additional storage space in CH1 Phase II to the Premises, subject to and in accordance with the terms and conditions set forth in this Fourth Amendment.

R-3.    Landlord and Tenant desire formally to reflect their understandings and agreements whereby the aforesaid rentable area in CH1 Phase II will be added to the Premises, and therefore to revise and modify the Original Lease accordingly.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
RECITALS; DEFINED TERMS. The foregoing recitals are hereby incorporated into this Fourth Amendment by reference, as if fully set forth in this first paragraph. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Original Lease, as amended hereby. As of the Effective Date, the term “Lease” shall mean the Original Lease, as amended by this Fourth Amendment.

2.	PHASE II ADDITIONAL PREMISES.

A.Phase II Additional Premises.

(1)    Landlord hereby leases and demises to Tenant and Tenant hereby leases and accepts from Landlord, for the term and upon the conditions hereinafter provided, the space in CH1 Phase II designated as computer rooms 23, 24 and 26 on the floor plan attached as Exhibit A hereto and made a part hereof (collectively, the “Phase II Additional Premises” or the “Phase II Additional Pods” and each, a “Phase II Additional Pod” or, respectively, “Pod 23,” “Pod 24,” and “Pod 26”). Pod 23 contains approximately seven thousand eight hundred eighty (7,880) square feet of raised floor space with a maximum of 1.3 megawatts of available Critical Load Power; Pod 24 contains approximately seven thousand two hundred sixty-nine (7,269) square feet of raised floor space with a maximum of 1.3 megawatts of available Critical Load Power; and Pod 26 contains approximately seven thousand three hundred fifty-one (7,351) square feet of raised floor space with a maximum of 1.3 megawatts of available Critical Load Power. The Phase II Additional Pods contain, in the aggregate, approximately twenty-two thousand five hundred (22,500) square feet of raised floor space with 3.9 megawatts of available Critical Load Power. Effective as of the Pod 24 Lease Commencement Date (as hereinafter defined), but subject to the terms and provisions of Paragraph 2.B.(3) below, the Phase II Additional Premises shall be added to and become a part of the Premises under the Lease and the Phase II Additional Pods may be referred to thereinafter as Pods. The Existing Pods together with the Phase II Additional Pods [i.e., Pods 5, 6, 7, 8, 11, 12, 13, 25, 27, 23, 24, and 26] are hereby agreed to contain a total area of approximately one hundred three thousand two hundred fifty-one (103,251) square feet of raised floor space and sixteen and nine tenths (16.9) megawatts of available Critical Load Power. Except as otherwise set forth in this Fourth Amendment, all terms and conditions of the Original Lease applicable to the Pods shall apply with respect to the Phase II Additional Pods and, effective as of each Phase II Additional Pod Lease Commencement Date (as hereinafter defined), all references to the Premises shall be deemed to include and refer to each such applicable Phase II Additional Pod.

(2)    Landlord hereby leases to and demises to Tenant and Tenant hereby leases and accepts from Landlord, for the period beginning on the Pod 24 Lease Commencement Date and ending upon the later of: (a) the day prior to the first date on which the Premises does not include any Pod in CH1 Phase II; and (b) the expiration of the Phase II Additional Pod Lease Term with respect to Pod 26 [which, for purposes of establishing the term of the Lease with respect to the Phase II Additional Storage Space (as herein defined) under this Paragraph 2.A.(2), shall not account for any substitution of the expiration date relative to Pod 26 as provided for in Paragraph 2.B.(1) below] (the “Phase II Additional Storage Space Term”), and upon the terms and conditions hereinafter set forth, certain storage space in CH1 Phase II commonly referred to as the “Bowling Alley” and containing approximately two thousand six hundred twenty (2,620) square feet, as more particularly described on the floor plan attached hereto as Exhibit A (the “Phase II Additional Storage Space”). Except as otherwise expressly provided herein, the Phase II Additional Storage Space shall, as of the Pod 24 Lease Commencement Date, be considered a part of the Premises for all purposes under the Lease. Notwithstanding anything to the contrary contained herein, in the event Landlord has not delivered the Phase II Additional Storage Space broom clean, with a security access card reader allowing entry only to persons on the Tenant Access List pursuant to Article V of the Original Lease, by the Phase II Additional Pod Rent Commencement Date (as hereinafter defined) with respect to Pod 24, then Tenant's obligation to commence paying Phase II Additional Storage Rent in accordance with Paragraph 2.D.(2) below shall be delayed until the date on which Landlord delivers the Phase II Additional Storage Space to Tenant as aforesaid. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that, unless the context indicates otherwise, the Phase II Additional Storage Space shall be deemed to be part of the Phase II Additional Premises for purposes of this Fourth Amendment.

B.Phase II Additional Pod Lease Term.

(1)Except as otherwise set forth herein, all of the provisions of this Fourth Amendment shall be in full force and effect from and after the Effective Date. The term of the Lease with respect to each of the Phase II Additional Pods (the term for each Phase II Additional Pod, a “Phase II Additional Pod Lease Term”) shall commence on the applicable Phase II Additional Pod Rent Commencement Date (hereinafter defined) for each Phase II Additional Pod, as determined pursuant to Paragraph 2.B(4) below, and continue for a period of fifteen (15) years after the applicable Phase II Additional Pod Rent Commencement Date for each Phase II Additional Pod unless any such Phase II Additional Pod Lease Term shall be extended, renewed or terminated earlier in accordance with the provisions hereof. Notwithstanding the foregoing, if any Phase II Additional Pod Rent Commencement Date shall occur on a day other than the first day of a month, the Phase II Additional Pod Lease Term for such Phase II Additional Pod shall commence on such date and continue for the balance of such month and for a period of fifteen (15) years thereafter. The term “Phase II Additional Pod Lease Term” shall include any and all renewals and extensions of the term with respect to each of the Phase II Additional Pods as provided for herein below. Notwithstanding anything to the contrary contained herein or in the Original Lease, Tenant may elect to (a) substitute the Lease Term expiration date of any of the Existing Pods (for purposes hereof, Pod 27 shall be deemed to be two (2) separate Pods, with each such Pod having a Pod Maximum Load Limit of 1.3 megawatts of Critical Load Power) for the Phase II Additional Pod Lease Term expiration date of any Phase II Additional Pod (with an equal Pod Maximum Load Limit) or (b) substitute the Phase II Additional Pod Lease Term expiration date of any Phase II Additional Pod for the Phase II Additional Pod Lease Term expiration date of any other Phase II Additional Pod, provided that the aggregate Lease Term shall remain unchanged, and provided further that Tenant provides Landlord written notice of such election at least twelve (12) months prior to the expiration date of the affected Pod(s) which is soonest to occur. Tenant's notice shall identify which Pods are affected. Subject to the terms and provisions of the two (2) immediately preceding sentences and Tenant's right to substitute Lease Term expiration dates as set forth in the Original Lease [i.e., in Section 2.B.(1) of the First Amendment and Paragraph 2.B.(1) of the Second Amendment], all references in the Original Lease to the Lease Term shall, unless the context otherwise indicates, include the Phase II Additional Pod Lease Term with respect to each Phase II Additional Pod.

(2)(a)    The “Pod 24 Lease Commencement Date” shall be the later of: (i) the earlier of (A) the date on or after March 1, 2012 elected by Tenant (the “Pod 24 Early Commencement Date”) and set forth in a written notification delivered by Tenant to Landlord at least thirty (30) days in advance of the Pod 24 Early Commencement Date or (B) July 1, 2012 (the “Anticipated Pod 24 Lease Commencement Date”); and (ii) the date on which Landlord delivers possession of Pod 24 to Tenant with the Phase II Additional Pods Lease Commencement Pre-Conditions (hereinafter defined) satisfied in full.

(b)    The “Pod 23 Lease Commencement Date” shall be the later of: (i) the earlier of (A) the date on or after March 1, 2012 elected by Tenant (the “Pod 23 Early Commencement Date”) and set forth in a written notification delivered by Tenant to Landlord at least thirty (30) days in advance of the Pod 23 Early Commencement Date or (B) November 15, 2012 (the “Anticipated Pod 23 Lease Commencement Date”); and (ii) the date on which Landlord delivers possession of Pod 23 to Tenant with the Phase II Additional Pods Lease Commencement Pre-Conditions satisfied in full.

(c)    The “Pod 26 Lease Commencement Date” shall be the later of: (i) the earlier of (A) the date on or after March 1, 2012 elected by Tenant (the “Pod 26 Early Commencement Date”) and set forth in a written notification delivered by Tenant to Landlord at least thirty (30) days in advance of the Pod 26 Early Commencement Date or (B) February 1, 2013 (the “Anticipated Pod 26 Lease Commencement Date”); and (ii) the date on which Landlord delivers possession of Pod 26 to Tenant with the Phase II Additional Pods Lease Commencement Pre-Conditions satisfied in full. Each of the Pod 24 Lease Commencement Date, the Pod 23 Lease Commencement Date and the Pod 26 Lease Commencement Date are sometimes hereinafter referred to as a “Phase II Additional Pod Lease Commencement Date,” and each of the Anticipated Pod 24 Lease Commencement Date, the Anticipated Pod 23 Lease Commencement Date and the Anticipated Pod 26 Lease Commencement Date are sometimes hereinafter referred to as an “Anticipated Phase II Additional Pod Lease Commencement Date”.

(d)    The following items (I) through (V) shall be referred to as the “Phase II Additional Pods Lease Commencement Pre-Conditions”: (I) a certificate of occupancy (or local equivalent) and any other required occupancy, use permit or other appropriate governmental approval allowing Tenant to legally occupy and use the Phase II Additional Premises, has or have been issued by all appropriate governmental authorities with jurisdiction, for the Phase II Additional Premises; (II) Landlord has substantially completed, at its sole cost and expense, CH1 Phase II, including without limitation Landlord's Phase II Work as defined and set forth in Paragraph 2.F. of the Second Amendment, as evidenced by the issuance of a certificate of substantial completion for CH1 Phase II issued by Landlord's architect; (III) all mechanical and electrical systems for each Phase II Additional Pod, and all components thereof, including, without limitation, PDUs, power distribution boards, CRACs and other components of the HVAC system, UPSs, EPO kiosks, and Engine Generators, and the Security Systems and Building Management System, are in good working order (as each of the foregoing terms is defined in the Original Lease); (IV) data center level 4 testing and level 5 commissioning have been completed with respect to all mechanical and electrical systems for each Phase II Additional Pod, as certified by CH1 Phase II's engineer of record, and further supported by a final report from CH1 Phase II's commissioning agent; and (V) CH1 Phase II shall comply with all applicable Laws (including, without limitation, the ADA and Environmental Laws). [*****]

(3)It is presently anticipated that the Phase II Additional Pod Lease Commencement Date for each Phase II Additional Pod will occur on or before the Anticipated Phase II Additional Pod Lease Commencement Date for each such Phase II Additional Pod. [*****], Landlord shall use commercially reasonable efforts to deliver each Phase II Additional Pod to Tenant with the Phase II Additional Pods Lease Commencement Pre-Conditions with respect thereto satisfied in full, on or before March 1, 2012.

(4)(a)    The “Pod 24 Rent Commencement Date” shall be the later of (i) October 1, 2012 and (ii) the date that is ninety (90) days after the Pod 24 Lease Commencement Date.

(b)    The “Pod 23 Rent Commencement Date” shall be the later of (i) February 15, 2013 and (ii) the date that is ninety (90) days after the Pod 23 Lease Commencement Date.

(c)    The “Pod 26 Rent Commencement Date” shall be the later of (i) May 1, 2013 and (ii) the date that is ninety (90) days after the Pod 26 Lease Commencement Date.

    Each of the Pod 24 Rent Commencement Date, the Pod 23 Rent Commencement Date and the Pod 26 Rent Commencement Date may sometimes be referred to herein as a “Phase II Additional Pod Rent Commencement Date”. Landlord and Tenant acknowledge and agree that, with respect to each Phase II Additional Pod, 1.3 megawatts of Critical Load Power will be available to such Phase II Additional Pod as of the Phase II Additional Pod Lease Commencement Date for such Phase II Additional Pod.

(5)With respect to each Phase II Additional Pod, promptly after the Phase II Additional Pod Rent Commencement Date is ascertained for such Phase II Additional Pod, Landlord and Tenant shall execute a written declaration setting forth the Phase II Additional Pod Rent Commencement Date for such Phase II Additional Pod and the date upon which the Phase II Additional Pod Lease Term for such Phase II Additional Pod will expire. The form of such declaration is attached as Exhibit C to the Initial Lease. Landlord and Tenant acknowledge that the Phase II Additional Pod Lease Term expiration date for any Phase II Additional Pod may be changed by Tenant pursuant to and in accordance with the terms and provisions of Paragraph 2.B.(1) above.

C.Phase II Additional Pod Access. Tenant shall not enter any Phase II Additional Pod for any reason until the Phase II Additional Pod Lease Commencement Date for such Phase II Additional Pod has occurred. For each Phase II Additional Pod, from and after the Phase II Additional Pod Lease Commencement Date for such Phase II Additional Pod, Landlord shall permit Tenant to enter such Phase II Additional Pod in order to: (i) commence Tenant Installations in such Phase II Additional Pod (Tenant Installations in the Phase II Additional Pods, collectively, “Phase II Additional Premises Installations”), provided that, prior to commencing any such work in such Phase II Additional Pod, Tenant shall comply in all respects with the requirements of Article IX of the Lease; and (ii) conduct operations consistent with the Permitted Uses. [*****]. From and after the Phase II Additional Pod Lease Commencement Date for each Phase II Additional Pod, all terms and conditions of the Original Lease, as amended by this Fourth Amendment, shall apply to each such Phase II Additional Pod, except that no payment of monthly Base Rent shall be due for any Phase II Additional Pod prior to the Phase II Additional Pod Rent Commencement Date for such Phase II Additional Pod.

D.Phase II Additional Premises Base Rent.

(1)(a)    Commencing on the Pod 24 Rent Commencement Date, Tenant shall pay to Landlord as monthly Base Rent, net of all Operating Expenses, without set off, deduction (unless otherwise expressly agreed to in the Original Lease, as amended hereby) or demand, with respect to Pod 24, an amount equal to [*****].

(b)    Commencing on the Pod 23 Rent Commencement Date, Tenant shall pay to Landlord as monthly Base Rent, net of all Operating Expenses, without set off, deduction (unless otherwise expressly agreed to in the Original Lease, as amended hereby) or demand, with respect to Pod 23, an amount equal to [*****].

(c)    Commencing on the Pod 26 Rent Commencement Date, Tenant shall pay to Landlord as monthly Base Rent, net of all Operating Expenses, without set off, deduction (unless otherwise expressly agreed to in the Original Lease, as amended hereby) or demand, with respect to Pod 26, an amount equal to [*****]. The Pod 24 Base Rent Rate, the Pod 23 Base Rent Rate and the Pod 26 Base Rent Rate are each sometimes hereinafter referred to as a “Phase II Additional Pod Rent Rate”.

(2)    Subject to the terms and conditions of Paragraph 2.A.(2) above, commencing on the Pod 24 Rent Commencement Date, Tenant shall pay to Landlord monthly gross rent in the amount of [*****]. The Phase II Additional Storage Rent shall be due and payable in advance of the first day of each month. The Phase II Additional Storage Rent shall be increased as and when Base Rent for the Phase II Additional Pods is increased pursuant to Paragraph 2.D.(4) below. Payments of Phase II Additional Storage Rent for any fractional calendar month shall be prorated. [*****].

(3)    The monthly Base Rent payable hereunder shall be due and payable in advance on the first day of each month. Payment of monthly Base Rent for any fractional calendar month shall be prorated.

(4)    Each Phase II Additional Pod Rent Rate and the Phase II Additional Storage Rent shall be escalated on November 1, 2012 and each anniversary of such date thereafter (such date and each anniversary thereof, a “Phase II Additional Premises Escalation Date”) during: (a) the Phase II Additional Pod Lease Term for each Phase II Additional Pod; and (b) the Phase II Additional Storage Space Term for the Phase II Additional Storage Space, by an amount equal to [*****].

E.Phase II Additional Pods Additional Rent. Commencing on the Pod 24 Lease Commencement Date, Tenant's “Pro Rata Share” shall mean thirty-nine and twenty-nine hundredths percent (39.29%); commencing on the Pod 23 Lease Commencement Date, Tenant's “Pro Rata Share” shall mean forty-two and eighty-six hundredths percent (42.86%); and commencing on the Pod 26 Lease Commencement Date, Tenant's “Pro Rata Share” shall mean forty-six and forty-three hundredths percent (46.43%). Commencing on each Phase II Additional Pod Lease Commencement Date, Tenant shall pay the Management Fee and Tenant's Pro Rata Share of all Operating Expenses for the Building [i.e., CH1 Phase I and CH1 Phase II, combined] with respect to the entire Premises as of such date, with the addition of the applicable Phase II Additional Pod [i.e., Tenant shall commence paying Management Fee and Tenant's Pro Rata Share of all Operating Expenses with respect to Pod 24 on the Pod 24 Lease Commencement Date; Tenant shall commence paying Management Fee and Tenant's Pro Rata Share of all Operating Expenses with respect to Pod 23 on the Pod 23 Lease Commencement Date; and Tenant shall commence paying Management Fee and Tenant's Pro Rata Share of all Operating Expenses with respect to Pod 26 on the Pod 26 Lease Commencement Date]. Notwithstanding anything to the contrary contained in the Original Lease, as amended hereby, upon the expiration or earlier termination of the Lease as to one or more but less than all of the Pods, Tenant's Pro Rata Share shall be reduced to the ratio of Critical Load Power available to the Premises, as then constituted, compared to the Critical Load Power available to the Building [i.e., 18.2 megawatts for CH1 Phase I and 18.2 megawatts for CH1 Phase II].

F.Phase II Additional Pod Tenant's Work.

(1)    Subject to the terms and provisions of this Paragraph 2.F. herein below, Tenant, or an agent of Tenant, will manage the initial leasehold improvements, including without limitation, the Phase II Additional Premises Installations, to be made by Tenant to the Phase II Additional Premises (“Phase II Additional Pod Tenant's Work”), which will include the selection of contractors, architects and/or engineers, as applicable. Landlord will have reasonable approval rights of any proposed general contractor and will be allowed to review and reasonably approve all plans and specifications relative to Phase II Additional Pod Tenant's Work. In connection with the foregoing, Tenant shall consult with, and reasonably consider suggestions by, Landlord regarding the design of the electrical distribution, perforated floor tile placement and equipment layout of the Phase II Additional Premises in connection with Phase II Additional Pod Tenant's Work, to optimize the performance of the Phase II Additional Premises. [*****]. At Tenant's election, Tenant may engage Landlord to perform Phase II Additional Pod Tenant's Work, on the same terms as are provided in Section 9.1(a) of the Original Lease regarding the Tenant Deployment Work for the initial Pods (as such terms are defined in the Initial Lease); provided, however, that Section 2.2(c) of the Original Lease will not be applicable to any such Phase II Additional Pod Tenant's Work performed with respect to the Phase II Additional Premises.

(2)    [*****].

G.Phase II Additional Premises Renewal. Landlord hereby grants to Tenant the right, exercisable at Tenant's option and subject to the conditions described below, to renew the Phase II Additional Pod Lease Term with respect to each Phase II Additional Pod for two (2) additional, successive terms of five (5) years each (each such five-year term, if exercised, being referred to herein as a “Phase II Additional Pod Renewal Term”). If such rights are exercised, and if the conditions applicable thereto have been satisfied, the first Phase II Additional Pod Renewal Term for any applicable Phase II Additional Pod shall commence immediately following the end of the Phase II Additional Pod Lease Term with respect to such Phase II Additional Pod and the second Phase II Additional Pod Renewal Term for such Phase II Additional Pod shall commence immediately following the end of the first Phase II Additional Pod Renewal Term with respect to such Phase II Additional Pod. The rights of renewal (collectively, the “Phase II Additional Premises Renewal Rights”) herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the terms and conditions of Article XXV of the Original Lease; provided, however, that (i) references therein to Lease Term shall mean the applicable Phase II Additional Pod Lease Term; (ii) references therein to the Premises shall mean the applicable Phase II Additional Pod(s); and (iii) references therein to Renewal Term shall mean Phase II Additional Pod Renewal Term. For the avoidance of doubt, the Phase II Additional Premises Renewal Rights may be exercised with respect to any or all of the Phase II Additional Pods. Notwithstanding anything contained in the Lease to the contrary, Tenant's Phase II Additional Premises Renewal Rights are in addition to Tenant's rights to renew the Lease Term with respect to the Existing Pods.

H.[*****].

3.[*****].

4.MODIFICATIONS TO ORIGINAL LEASE. The Original Lease shall be modified as set forth herein below.

A.The references in Sections 13.2(i) and 13.2(iii) and in the penultimate sentence of Section 13.2 of the Original Lease to “13 megawatts” shall be deleted and replaced with “16.9 megawatts”.

B.The penultimate sentence in the penultimate paragraph of Section 13.2 of the Original Lease is hereby deleted and replaced with the following sentence:

“Landlord further represents and warrants that the critical electrical and mechanical systems of CH1 Phase I and CH1 Phase II are designed in an isolated redundant 14N+2R configuration, each with 18.2 megawatts of Critical Load Power over the raised floor space, thus 16.9 megawatts of Critical Load Power with N + 2R redundancy shall be available to the Premises when all infrastructure is operational as provided herein above.”

C.The following sentences shall be added to the end of Section 13.4 of the Original Lease:
[*****]

D.The second sentence of Section 13.9 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Landlord agrees to provide notice to Tenant's Emergency Contacts promptly upon gaining knowledge that Tenant is utilizing Critical Load Power in an amount equal to or in excess of 1.3 megawatts in any of Pod 5, 6, 7, 8, 11, 12, 13, 25, 27A, 27B, 24, 23, or 26.”

5.	BROKER AND AGENT.

Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Fourth Amendment. Each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this Fourth Amendment.

6.	OTHER TERMS AND PROVISIONS.

A.Landlord Representation. As of the Effective Date, Landlord represents that there is no mortgage or deed of trust encumbering the Property.

B.Ratification. Except as otherwise expressly modified by the terms of this Fourth Amendment, the Original Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Original Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof. If any provision of this Fourth Amendment conflicts with the Original Lease, the provisions of this Fourth Amendment shall control.

C.Binding Effect. All of the covenants contained in this Fourth Amendment, including, but not limited to, all covenants of the Original Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

D.Effectiveness. The submission of this Fourth Amendment shall not constitute an offer, and this Fourth Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

E.Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Fourth Amendment. Additionally, the parties hereto hereby covenant and agree that, for purposes of facilitating the execution of this Fourth Amendment, (i) a facsimile signature shall be deemed to be an original signature and (ii) a telecopy delivery or electronic delivery (i.e., the transmission by any part of his, her or its signature on an original or any copy of this Fourth Amendment via telecopy, fax machine or e-mail) shall be deemed to be the delivery by such party of his, her or its original signature hereon.

F.Entire Agreement. The terms and provisions set forth in this Fourth Amendment constitute the entire agreement and understanding between Landlord and Tenant with respect to the specific subject matter addressed herein, and are hereby deemed to supersede all prior agreements and understandings (including, without limitation, those expressed originally in the Original Lease, to the extent inconsistent with the terms and provisions of this Fourth Amendment, and any prior oral or written communications between Landlord and Tenant, or their respective agents or representatives) concerning the specific subject matter hereof. No subsequent modification or amendment of the terms and provisions of this Fourth Amendment shall be effective unless in writing and signed by Landlord and Tenant.

G.Authority. By its execution and delivery hereof, Landlord does hereby certify and confirm to Tenant that the undersigned party executing this Fourth Amendment as Landlord is, in fact, presently the “Landlord” under the Lease, that the person(s) or party(ies) executing this Fourth Amendment on behalf of Landlord has/have done so with all requisite due authority, with the effect that this Fourth Amendment, as so executed, constitutes the valid and binding agreement of Landlord, enforceable against Landlord in accordance with the terms and provisions hereof, and that this Fourth Amendment has been duly executed and delivered by Landlord without the necessity of the joinder of any third party. By its execution and delivery hereof, Tenant does hereby certify and confirm to Landlord that the person(s) or party(ies) executing this Fourth Amendment on behalf of Tenant has/have done so with all requisite due authority, with the effect that this Fourth Amendment, as so executed, constitutes the valid and binding agreement of Tenant, enforceable against Tenant in accordance with the terms and provisions hereof, and that this Fourth Amendment has been duly executed and delivered by Tenant without the necessity of the joinder or consent of any third party.

H.Construction. Descriptive headings used herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision set forth in this Fourth Amendment. Where required for proper interpretation, words used herein in the singular tense shall include the plural, and vice versa; the masculine gender shall include the neuter and the feminine, and vice versa. As used in this Fourth Amendment, the words “hereof,” “herein,” “hereunder” and words of similar import shall mean and refer to this entire Fourth Amendment and not to any particular section or paragraph of this Fourth Amendment, unless the context clearly indicates otherwise. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein. This Fourth Amendment shall be construed without presumption of any rule requiring construction to be made against the party causing same to be drafted. This Fourth Amendment shall be construed and interpreted pursuant to the laws of the State of Illinois.

I.Guarantor. The Guarantor has joined in this Fourth Amendment for purposes of consenting to the terms and conditions of this Fourth Amendment and confirming that the Guaranty dated July 31, 2009 is in full force and effect and is fully enforceable with respect to the Original Lease, as amended by this Fourth Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment on or as of the day and year first above written.

LANDLORD:

TARANTULA VENTURES LLC,
a Delaware limited liability company

By: Tarantula Interests LLC,
a Delaware limited liability company
its Managing Member

By: DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

By: DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

By: /s/ Hossein Fateh
Name: Hossein Fateh
Title: President and CEO

TENANT:

RACKSPACE US, INC.,
a Delaware corporation

By: /s/ Alan Schoenbaum
Name: Alan Schoenbaum
Title: Senior Vice President and General Counsel

GUARANTOR:

RACKSPACE HOSTING, INC.,
a Delaware corporation

By: /s/ Alan Schoenbaum
Name: Alan Schoenbaum
Title: Senior Vice President and General Counsel

EXHIBIT A

Floor Plan

[*****]